Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS

Quarterly Revenue Rises 25 Percent
with Earnings of $0.16 per Diluted Share

Company Reports 26 Percent Annual Revenue Growth

ST. PAUL, Minn. — February 22, 2006 — IntriCon Corporation (AMEX: IIN) a designer, developer and manufacturer of miniature and microminiature medical and electronic products, today reported higher sales and earnings for the fourth quarter and full year ended December 31, 2005.

        For the fourth quarter, the company reported sales of $11.2 million, up from $9.0 million for the 2004 fourth quarter. The 25 percent year-over-year growth was driven by increases in IntriCon’s medical, hearing health, professional audio, and electronics product groups. On a year-over-year basis, medical was especially strong, growing at 69 percent for the quarter. Hearing health sales rose 13 percent, with professional audio ahead by 5 percent and electronics up a strong 42 percent.

        Income from continuing operations for the 2005 fourth quarter was $167,450, or $0.03 per share, a sharp increase from a loss of $1.6 million, or $0.31 per share in the year-ago period. Total company net income for the fourth quarter of 2005 increased to $876,071, or $0.16 per share, up from a loss of $1.0 million, or $0.20 per share, for the 2004 fourth quarter. The 2005 fourth quarter included a $0.13 per share amount from discontinued operations, primarily resulting from a favorable adjustment to the company’s remaining liability for the post retirement medical plan of a divested business.

        For the year, IntriCon reported net sales of $44.5 million, a 26 percent increase from $35.2 million in 2004. All markets contributed to the gains, with medical leading at 71 percent growth; hearing health rose 27 percent, professional audio was up 10 percent, and electronics increased by 11 percent.

        Income from continuing operations for 2005 was $761,457, or $0.14 per diluted share, a significant improvement from a loss of $1.9 million, or $0.37 per diluted share, for the prior year, which included a $3.1 million gain on the sale of the company’s building located in Dresher, Pa. Total company net income for 2005 increased to $1.5 million, or $0.29 per diluted share, up from $147,826, or $0.03 per diluted share, in 2004. The 2005 results included a $0.15 per share amount from discontinued operations primarily resulting from the favorable adjustment noted above in the fourth-quarter discussion.

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IntriCon Fourth-Quarter and 2005 Results
February 22, 2006

        Mark S. Gorder, president and chief executive officer of IntriCon, stated: “We are pleased with the strength our business units demonstrated in 2005. The market segments that we have selected to focus on continue to grow, and we believe, with ongoing investment, will provide even greater financial opportunities in the future.”

Business Update
        On October 6, 2005, IntriCon closed on the acquisition of the Amecon Corporation, a small manufacturer of magnetic components including chokes and coils, inductors, cores, filters, relays, transformers and ballasts, current sensors and instrumentation products, based in Anaheim, Calif. The new business has been successfully integrated into the company’s existing electronic components facility in Anaheim, Calif. Management believes the acquisition will provide support to the growing competencies of IntriCon’s electronic components business.

        Added Gorder, “As we grow, we identify opportunities to leverage our products and services among various core competencies. We are developing solid relationships with top-tier medical device companies, while building on relationships in our other markets with a broad range of customers, from high-growth startup firms to large multi-national corporations. In 2006, we expect to grow by maintaining focus on our core business segments and emphasizing production efficiency. We will continue to drive sales both through new product development and expanding relationships with new and existing customers. Combined with tight expense management, we believe our model has the scale and flexibility to be successful in 2006 and beyond,” concluded Gorder.

About IntriCon Corporation
Headquartered in Arden Hills, Minn., the IntriCon Corporation designs, develops and manufactures miniature and microminiature medical and electronic products.

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IntriCon Fourth-Quarter and 2005 Results
February 22, 2006

The company is focused on four key markets: medical, hearing health, professional audio and communications, and electronics. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the American Stock Exchange. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements
Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning future growth, future financial condition and performance, prospects and the positioning of the company to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are beyond the Company’s control, and may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the Company may not be able to achieve its long-term strategy, weakening demand for products of the Company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the Company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the Company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the Company, foreign currency risks arising from the Company’s foreign operations, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

CONTACT:

Intricon Corporation, St. Paul, MN
Bill Kullback
Chief Financial Officer
651-604-9638

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IntriCon Fourth-Quarter and 2005 Results
February 22, 2006

IntriCon Corporation
Consolidated Condensed Statements of Operations(Unaudited)

	Three Months Ended

	December 31, 2005	December 31, 2004
Sales, net	$11,171,241		$8,965,900

Costs of sales	8,270,005		7,057,615

Gross profit	2,901,236		1,908,285

Operating expenses:
Selling expense	1,054,882		1,115,990
General and administrative expense	964,551		1,356,369
Research and development expense	572,081		316,219
Asset impairment	—		488,214

Total operating expenses	2,591,514		3,276,792

Operating income (loss)	309,722		(1,368,507)

Interest expense	(123,855)		(114,596)
Interest income	17,590		1,715
Other expense, net	(11,998)		(58,516)

Income (loss) from continuing operations before income taxes	191,459		(1,539,904)
Income taxes expense	24,009		35,853

Income (loss) from continuing operations	167,450		(1,575,757)

Income from discontinued operations, net of income taxes	708,621		553,570

Net income (loss)	$876,071		$(1,022,187)

Basic earnings (loss) per share:
Continuing operations	$.03	$	( .31)
Discontinued operations	.14		.11

Net income (loss)	$.17	$	( .20)

Diluted earnings (loss) per share:
Continuing operations	$.03	$	( .31)
Discontinued operations	.13		.11

Net income	$.16	$	( .20)

Average shares outstanding:
Basic	5,149,814		5,129,214
Diluted	5,403,464		5,129,214

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IntriCon Fourth-Quarter and 2005 Results
February 22, 2006

Intricon
Consolidated Statements of Operations

	Twelve Months Ended

	December 31, 2005	December 31, 2004
Sales, net	$44,455,251		$35,182,612

Costs of sales	32,853,426		27,120,897

Gross profit	11,601,825		8,061,715

Operating expenses:
Selling expense	3,569,948		3,933,657
General and administrative expense	4,793,239		5,496,798
Research and development expense	1,817,384		1,616,085
Asset impairment	—		488,214

Total operating expenses	10,180,571		11,534,754

Gain on sale of asset	—		3,109,627

Operating income (loss)	1,421,254		(363,412)

Interest expense	(409,199)		(465,272)
Interest income	52,482		1,626
Other income, net	106,343		61,618

Income (loss) from continuing operations before income taxes	1,170,880		(765,440)

Income tax expense	409,423		1,139,797

Income (loss) from continuing operations	761,457		(1,905,237)
Income from discontinued operations, net of income taxes	767,230		2,053,063

Net income	$1,528,687		$147,826

Basic earnings per share:
Continuing operations	$.15	$	( .37)
Discontinued operations	.15		.40

Net income	$.30		$.03

Diluted earnings per share:
Continuing operations	$.14	$	( .37)
Discontinued operations	.15		.40

Net income	$.29		$.03

Average shares outstanding:
Basic	5,135,348		5,129,214
Diluted	5,261,491		5,131,841

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IntriCon Fourth-Quarter and 2005 Results
February 22, 2006

Intricon
Consolidated Balance Sheets

Assets	December 31, 2005	December 31, 2004
Current assets

Cash	$1,109,402	$246,430

Restricted cash	60,158	449,613

Accounts receivable, less allowance for doubtful accounts of
$370,000 in 2005 and $177,000 in 2004	6,925,357	4,996,705

Inventories	6,950,243	4,287,643

Refundable income taxes	77,143	46,163

Other current assets	454,053	379,318

Assets of discontinued operations	—	6,834,256

Total current assets	15,576,356	17,240,128

Property, plant and equipment
Land	170,500	170,500
Buildings	1,732,914	1,732,914
Machinery and equipment	26,423,956	25,635,452

	28,327,370	27,538,866
Less: accumulated depreciation	21,455,955	20,260,792

Net property, plant and equipment	6,871,415	7,278,074

Note receivable from sale of discontinued operations	503,923	—

Goodwill	5,754,219	5,264,585

Other assets, net	929,474	1,156,449

	$29,635,387	$30,939,236

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IntriCon Fourth-Quarter and 2005 Results
February 22, 2006

Liabilities and Shareholders’ Equity	December 31, 2005	December 31, 2004

Current liabilities

Notes payable	$—	$3,740,393

Checks written in excess of cash	397,999	665,098

Current maturities of long-term debt	888,531	1,458,470

Accounts payable	3,136,555	2,211,909

Income taxes payable	298,914	—

Customers’ advance payments on contracts	59,210	75,000

Liabilities of discontinued operations	—	4,266,899

Other accrued liabilities	2,653,576	2,638,889

Total current liabilities	7,434,785	15,056,658

Long term debt, less current maturities	5,319,181	—

Other post-retirement benefit obligations	1,516,939	2,710,106

Acquisition accrual	603,428	—
Deferred income taxes	37,725	143,902
Accrued pension liability	633,818	900,713

Commitments and contingencies

Total liabilities	15,545,876	18,811,379

Shareholders’ equity
Common shares, $1 par; 10,000,000 shares authorized;
5,665,568 and 5,644,968 shares issued at December 31, 2005 and 2004	5,665,568	5,644,968
Additional paid-in capital	12,053,590	12,025,790

Accumulated deficit	(2,152,017)	(3,680,704)

Accumulated other comprehensive loss	(212,552)	(597,119)

Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders' equity	14,089,511	12,127,857

	$29,635,387	$30,939,236

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